UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2010

SBARRO, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

333-142081	11-2501939
(Commission File Number)	(IRS Employer Identification No.)

401 Broad Hollow Road, Melville, New York	11747-4714
(Address of Principal Executive Offices)	(Zip Code)

(631) 715-4100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in a Current Report on Form 8-K filed by Sbarro, Inc. (the “Company”) on July 28, 2010, the Board of Directors of the Company (the “Board”) appointed Nicholas McGrane to serve as the Company’s Interim President and Chief Executive Officer and initiated a search for a new chief executive officer. After reviewing and meeting with several potential candidates for the position and taking into account the Company’s current financial and operating situation, the Board has decided to suspend the search process and to have Mr. McGrane continue as Interim President and Chief Executive Officer.

Mr. McGrane was previously employed by MidOcean Partners, which indirectly holds debt and a majority of the Company’s common stock. On December 15, 2010, Mr. McGrane ceased to be employed by MidOcean and became an employee of the Company effective December 16, 2010. Mr. McGrane has retained his profit participation (carried interest) in various investment funds sponsored by MidOcean, including the funds that hold debt and/or equity in the Company, and this participation will continue to vest while he continues as Interim Chief Executive Officer at Sbarro. Although the Company has not previously paid compensation to Mr. McGrane for his services, MidOcean has invoiced the Company for reimbursement of approximately $160,000 for Mr. McGrane’s services from July 28, 2010 (when Mr. McGrane commenced his current role with the Company).

On December 20, 2010, the Company entered into a letter agreement with Mr. McGrane covering his service to the Company from December 16, 2010 (the “Letter Agreement”). The Letter Agreement provides for an annual salary of $500,000, confirms Mr. McGrane’s eligibility to participate in applicable Company bonus and benefit programs and addresses certain perquisites. The foregoing is a summary of the material terms of the Letter Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

On December 17, 2010, in light of the Company’s current financial and operating situation, the Board adopted a key employee retention plan to motivate and retain key employees. The plan provides for a total of $90,000 in annual salary increases and a total of $500,000 in bonus payments. Specifically, the annual salary of Carolyn Spatafora, the Company’s Chief Financial Officer, was increased from $300,000 to $350,000, effective December 20, 2010, and each of Ms. Spatafora, Anthony J. Missano, President, Business Development, and Stuart Steinberg, General Counsel and Secretary, was awarded a bonus payment of $60,000. Four other Senior Managers received bonus payments ranging from $40,000 to $60,000 per person. An additional $100,000 was set aside under the plan for bonus payments to other employees, to be determined by the Senior Executive Management Team, with no individual’s bonus payments to exceed $25,000. The bonus payments have been made.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Letter Agreement dated December 20, 2010 by and between Sbarro, Inc. and Nicholas McGrane.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 23, 2010.

SBARRO, INC.

/S/ STUART M. STEINBERG
By:	Stuart Steinberg
Its:	General Counsel and Secretary